Exhibit 10.12

2014 SALES INCENTIVE PLAN

Irv Alpert

Compensation

Five bonus opportunities:

1.	Retention of current content licensing partnerships.

2.	The following four bonus opportunities are from new sales generated in 2014.

•	Five percent of every new sales dollar generated up to 50% of sales plan achievement.
•	Ten percent of every new sales dollar generated between 50% and 100% of sales plan achievement.
•	A one-time bonus upon 100% achievement of sales plan.
•	Fifteen percent of every new sales dollar in excess of sales plan achievement.